UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of BlueLinx Holdings Inc. (the “Company”) approved an amendment (the “Amendment”) to the Performance Share Award Agreement under the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan (the “Plan”) for all grantees of Performance Share Awards under the Plan, including the Company’s named executive officers.

The Amendment provides that the Company may, at the discretion of the Compensation Committee, settle grants pursuant to Performance Share Award Agreements either in (i) one share of common stock of the Company for each Performance Share (as defined in the Plan) earned or (ii) a lump sum cash payment equal to the Fair Market Value (as defined in the Plan) of one share of common stock of the Company for each Performance Share earned.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment No. 1 to the Performance Share Award Agreement under the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.

By:  /s/ Sara E. Epstein
Name: Sara E. Epstein
Title: Secretary

Date: December 15, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment No. 1 to the Performance Share Award Agreement under the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan